Exhibit 99.1

On October 25, 2006, Sally Susman sold 25,000 shares of Class A Common Stock. She sold them in a number of transactions with an average sale price of $42.2587. The information regarding the shares sold at each price appears in the two columns below:

      800        $42.26
      100        $42.30
      600        $42.25
      100        $42.26
      100        $42.28
      200        $42.26
    3,200        $42.25
      300        $42.26
    1,000        $42.30
      300        $42.30
    1,000        $42.28
      800        $42.30
      500        $42.30
      400        $42.32
    8,600        $42.25
    2,000        $42.25
      100        $42.29
    1,000        $42.22
      200        $42.24
    1,400        $42.21
      200        $42.24
      100        $42.24
      100        $42.29
      200        $42.29
    1,200        $42.29
      300        $42.33
      200        $42.31

On October 25, 2006, Sally Susman sold 33,333 shares of Class A Common Stock. She sold them in a number of transactions with an average sale price of $43.4483. The information regarding the shares sold at each price appears in the two columns below:

      533        $43.49
      200        $43.44
      500        $43.45
      200        $43.47
      100        $43.47
      100        $43.47
      500        $43.44
    1,300        $43.45
      300        $43.47
      300        $43.47
      400        $43.46
      200        $43.44
      300        $43.44
      100        $43.44
      100        $43.45
      300        $43.45
      300        $43.45
      400        $43.45
      100        $43.44
      100        $43.45
   17,000        $43.44
      200        $43.46
      500        $43.47
    1,800        $43.45
    2,500        $43.45
      600        $43.46
    2,000        $43.47
    2,400        $43.46